                  AMENDMENT TO PRINCIPAL UNDERWRITING AGREEMENT


     WHEREAS, as of this 6th day of December, 1996, Ameritas  Investment  Corp.,
                         ---
(hereinafter the "Underwriter") and Ameritas Variable Life Insurance Company (hereinafter the "Insurance Company"), did on October 23, 1996, enter into a Principal Underwriting Agreement, a copy to which this Amendment is attached;

     WHEREAS, the  parties  now  wish  to  amend  that  Principal   Underwriting
Agreement in the respect as hereinafter set out.

     NOW, THEREFORE, in consideration, mutual promises of each of the parties hereto and other good and valuable consideration, it is hereby agreed by and between the parties as follows:

     1. That beginning January 1, 1997, and on the first day of each and every month thereafter, during the entire year of 1997, unless sooner terminated by mutual agreement of the parties, Insurance Company agrees to pay to Underwriter the sum of $10,000.00 in addition to any other sums required to be paid under the Principal Underwriting Agreement heretofore executed; which said payment shall be as additional compensation to Underwriter for performing duties under the Principal Underwriting Agreement.

     2. Save and except for said Amendment, all of the terms and conditions of said Principal Underwriting Agreement shall remain in full force and effect as fully as though set out herein verbatim except as otherwise specifically amended herein.

     IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be signed, and seals to be affixed, as of the day and year first above written.

                                        AMERITAS INVESTMENT CORP.

Attest:

/s/ Ann D. Diers                      By:  /s/ William R. Giovanni
----------------                         -------------------------------------
                                          William R. Giovanni,
                                          President & Chief Executive Officer


                                        AMERITAS VARIABLE LIFE INSURANCE COMPANY

Attest:

/s/ Ann D. Diers                      By:  /s/ Kenneth C. Louis
----------------                         ---------------------------------------
                                          Kenneth C. Louis
                                          Executive Vice President


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